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                                                              EXHIBIT 99.2(A)(2)


                             LETTER OF TRANSMITTAL
                                 TO ACCOMPANY
                        SHARES OF CLASS A COMMON STOCK
                                      OF
                              ARAMARK CORPORATION
                  TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED MAY 15, 1998

             THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
      PHILADELPHIA TIME, ON JUNE 15, 1998, UNLESS THE OFFER IS EXTENDED.


              TO: THE SPECIAL DEPOSITARY GROUP (THE "DEPOSITARY")

                              ARAMARK CORPORATION
                                 ARAMARK TOWER
                              1101 MARKET STREET
                            PHILADELPHIA, PA 19107
                     ATTENTION: THE DEPOSITARY--29TH FLOOR
                           TELEPHONE: (215) 238-3246

            DESCRIPTION OF SHARES OF CLASS A COMMON STOCK TENDERED

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  NAME(S) AND ADDRESS(ES) OF REGISTERED              SHARES TENDERED
           HOLDER(S) (IF BLANK,                (ATTACH ADDITIONAL LIST IF
 FILL IN EXACTLY AS NAME(S) APPEAR(S) ON               NECESSARY)
              CERTIFICATE(S)
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                                                TOTAL NUMBER
                                                 OF SHARES
                                CERTIFICATE/    REPRESENTED       NUMBER OF
                                   RECEIPT           BY            SHARES
                                 NUMBER(S)*  CERTIFICATE/RECEIPT  TENDERED*
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                                              TOTAL
-------------------------------------------------------------------------------

 * Unless otherwise indicated, the holder will be deemed to have tendered the full number of Shares represented by the tendered certificate(s). See Instruction 3.


    Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

  Share certificates must accompany this Letter of Transmittal if shares are represented by a certificate.

  The instructions accompanying this Letter of Transmittal should be read carefully before the Letter of Transmittal is completed. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR OTHER TENDER OFFER MATERIALS MAY BE DIRECTED TO THE DEPOSITARY.

                      ATTENTION: HAVE SHARE CERTIFICATES
                        BEEN LOST, DESTROYED OR STOLEN?
   Please call the Depositary at (215) 238-3246 for assistance immediately.

                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.

             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

  The undersigned hereby tenders to ARAMARK Corporation, a Delaware corporation (the "Company"), the above-described shares (the "Shares") pursuant to the Company's offer to purchase any and all Shares of its Common Stock, Class A, par value $0.01 per share (the "Class A Common Stock"), at a purchase price of $500.00 per Share, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 15, 1998 (the "Offer to Purchase"), receipt of which hereby is acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

  Subject to, and effective upon, acceptance for payment of and payment for the Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to all the Shares that are being tendered hereby and constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney, being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates or receipt numbers of such Shares and to accept such Shares together with all accompanying evidences of transfer and authenticity, for deposit with the Depositary, (b) present such Shares or receipt numbers for transfer on the books of the Company, (c) instruct the Company's transfer agent for the Shares to issue payment for such Shares/receipt numbers and/or certificates or deliver unpurchased Shares or receipt numbers to the account of the undersigned, and (d) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when and to the extent the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, charges, encumbrances, adverse claims and restrictions.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and that, when and to the extent the same are accepted for payment by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

  The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

  All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Except as stated in the Offer, this tender is irrevocable.

  The undersigned understands that tenders of Shares pursuant to the procedures described under Section 2--"Procedure for Tendering Shares" in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer.

  The check for the purchase price of any Shares purchased, and/or the return of any certificates for Shares not tendered or not purchased, will be issued in the name(s) of the undersigned and mailed to the undersigned at the address shown below the undersigned's signature(s).


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

                            STOCKHOLDER(S) SIGN HERE

 (Must be signed by the registered holder(s) exactly as name(s) appear(s) on the stock certificate(s) or other evidence of stock holding. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

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 ---------------------------------------------------------------------------
                            Signature(s) of Owner(s)
 Dated _______________________________________________________________, 1998

 Name(s)____________________________________________________________________
                                 (Please Print)
 ---------------------------------------------------------------------------
 Capacity (full title)______________________________________________________
 Address____________________________________________________________________
 ---------------------------------------------------------------------------
                               (include Zip Code)
 Area Code and Telephone No. _______________________________________________
 Taxpayer Identification or Social Security No. ____________________________

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

  1. DELIVERY OF LETTER OF TRANSMITTAL AND SHARES. Certificates for all tendered Shares (except in the case of uncertificated Shares, the receipt numbers representing the Shares), as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary at the address set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date (as defined in the Offer to Purchase). Stockholders who cannot deliver their Shares and all other required documents to the Depositary on or prior to the Expiration Date should contact the Depositary immediately for assistance.

  THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF CERTIFICATES FOR SHARES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

  No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal, the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

  2. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto.

  3. PARTIAL TENDERS. If fewer than all the Shares represented by any certificate or receipt number delivered to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In such case a confirmation receipt (in lieu of a new certificate) for the remainder of the Shares represented by the old certificate will be sent in the name of and to the person(s) signing this Letter of Transmittal as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates or receipt numbers delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

  4. SIGNATURES ON LETTER OF TRANSMITTAL. This Letter of Transmittal must be signed by each of the registered holder(s) of the Shares tendered hereby, and the signature(s) must correspond with the name(s) as written on the face of the certificates or the receipts without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

  If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates (or receipts).

  No endorsements of certificates or separate stock powers are required.

  If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

  5. STOCK TRANSFER TAXES. The Company will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. IT WILL NOT BE NECESSARY TO AFFIX TRANSFER TAX STAMPS TO THE CERTIFICATES REPRESENTING SHARES TENDERED HEREBY.

  6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance may be directed to the Depositary at the telephone number and address set forth on the front page of this Letter of Transmittal. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials may also be directed to the Depositary, and such copies will be furnished promptly at the Company's expense.

                                       4